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                                                                     Exhibit 4.2

            FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

          This Fourth Amended and Restated Registration Rights Agreement (this "Agreement") is made as of this 29th day of March, 2007 by and among Virtusa Corporation, a Delaware corporation (together with any successor thereto, the "Company"), the Investors and the Stockholders (each as defined below).

          WHEREAS, this Agreement amends and restates in its entirety that certain Third Amended and Restated Registration Rights Agreement, dated February 5, 2004, among the Company and the parties identified therein (the "Original Agreement");

          WHEREAS, certain Investors have previously acquired shares of the Company's Series A Convertible Participating Preferred Stock, par value $.01 per share ("Series A Preferred Stock"), Series B Convertible Participating Preferred Stock, par value $.01 per share ("Series B Preferred Stock"), Series C Participating Preferred Stock, par value $.01 per share ("Series C Preferred Stock") and Series D Participating Preferred Stock, par value $.01 per share ("Series D Preferred Stock").

          WHEREAS, the Company and BT Americas Inc. (together with its Affiliates, "BT") are simultaneously entering into a certain Stock Purchase Agreement, dated as of the date hereof (the "Common Stock Purchase Agreement"), pursuant to which BT has agreed to purchase shares of Common Stock, $.01 par value per share (the "Common Stock"), from the Company in accordance with the terms and conditions contained therein; and

          WHEREAS, the execution of this Agreement is a condition precedent to the purchase by BT of the Common Stock under the Common Stock Purchase Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

          "Affiliates" of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise. In addition, for any Person that is a venture capital fund, the term "Affiliate" shall also mean other venture capital funds with the same management company.

          "Commission" shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act and the Exchange Act.

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          "Common Stock" shall mean (i) Common Stock and (ii) any other securities into which or for which any of the securities described in clause (i) above may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

          "Conversion Shares" shall mean shares of Common Stock issued or issuable upon conversion of the Preferred Stock.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Focus" means Focus Ventures II, L.P., V Investors II QP, L.P., FV Investors II A, L.P., and their Affiliates.

          "Globespan" means JAFCO America Technology Fund III, L.P., JAFCO America Technology Cayman Fund III, L.P., JAFCO USIT Fund III, L.P. and JAFCO America Technology Affiliates Fund III, L.P. and their Affiliates.

          The "Investors" shall mean the investors listed under the heading "Investors" on the signature pages hereto (including BT).

          "Person" shall mean an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated organization, a limited liability company, a government and any agency or political subdivision thereof.

          "Preferred Stock" shall mean the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock.

          "Registrable Securities" shall mean (i) any shares of Common Stock now held, or hereafter acquired, by the Investors or Stockholders, (ii) the Conversion Shares, and (iii) any other Common Stock issued and issuable with respect to any such shares described in clauses (i) and (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (it being understood that for purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected); provided, however, that notwithstanding anything to the contrary contained herein, "Registrable Securities" shall not at any time include any securities (i) registered and sold pursuant to the Securities Act or (ii) which may be sold to the public pursuant to Rule 144 promulgated under the Securities Act.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Sigma" means Sigma Partners V, L.P., Sigma Associates V, L.P., and Sigma Investors V, L.P. and their Affiliates.


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          "Stockholders" shall mean the stockholders listed under the heading
"Stockholders" on the signature pages hereto.

     2. PIGGYBACK REGISTRATIONS. If at any time or times after the date hereof the Company shall seek to register any shares of its Common Stock under the Securities Act for sale to the public for its own account or on the account of others (except with respect to registration statements on Form S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public but including any registrations initiated pursuant to Section 3 hereof), the Company will promptly give written notice thereof to all holders of Registrable Securities (the "Holders"). If within twenty (20) days after their receipt of such notice one or more Holders request the inclusion of some or all of the Registrable Securities owned by them in such registration, the Company will use commercially reasonable efforts to include such Registrable Securities in such registration. In the case of the registration of shares of capital stock by the Company in connection with any underwritten public offering, if the underwriter(s) determines that marketing factors require a limitation on the number of Registrable Securities to be offered, subject to the following sentence, the Company shall not be required to register Registrable Securities of the Holders in excess of the amount, if any, of shares of the capital stock which the principal underwriter of such underwritten offering shall reasonably and in good faith agree to include in such offering in addition to any amount to be registered for the account of the Company.

          If any limitation of the number of shares of Registrable Securities to be registered by the Holders is required in the good faith judgment of the managing underwriter of such public offering pursuant to this Section 2, in connection with an initial public offering, the number of shares to be excluded shall be determined in the following sequence: (i) first, securities held by any Persons not having any such contractual, incidental "piggy back" registration rights, (ii) second, securities held by any Persons (other than the Holders) having such contractual, incidental "piggy back" rights pursuant to an agreement which is not this Agreement, (iii) third, Registrable Securities sought to be included by the Holders who are Stockholders as determined on a pro rata basis (based upon the respective holdings of securities by such Holders) and (iv) fourth, Registrable Securities sought to be included by the Holders who are Investors as determined on a pro rata basis (based upon the respective holdings of securities by such Holders). If any limitation of the number of shares of Registrable Securities to be registered by the Holders is required pursuant to this Section 2, in a registration that is not an initial public offering, the number of shares to be excluded shall be determined in the following sequence:
(i) first, securities held by any Persons not having any such contractual, incidental "piggy back" registration rights, (ii) second, securities held by any Persons (other than the Holders) having such contractual, incidental "piggy back" rights pursuant to an agreement which is not this Agreement, and (iii) third, Registrable Securities sought to be included by the Holders as determined on a pro rata basis (based upon the respective holdings of securities by such Holders); provided, that, if such registration was initiated pursuant to Section 3 hereof and the Holders initiating such registration have the number of Registrable Securities they sought to have registered cut back hereunder, such registration shall not be deemed a demand registration under Section 3 by such Holders. No such reduction shall reduce the amount of securities of the selling Investors included in the registration below twenty-five percent (25%) of the total amount of securities included in such registration, unless such offering is the Company's initial public offering and such registration does not include shares of any other selling stockholders, in which


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

event any or all of the Registrable Securities of the Investors may be excluded in accordance with the provisions of this Section 2.

     3. REQUIRED REGISTRATIONS.

          (A) SERIES A DEMAND REGISTRATION. At any time after the date that is six (6) months after the initial public offering of Common Stock by the Company pursuant to an effective registration statement under the Securities Act (an "Initial Public Offering'), on not more than one (1) occasion, Investors holding at least fifty percent (50%) of the Registrable Securities issued or issuable upon conversion of the Series A Preferred Stock may request that the Company register under the Securities Act all or a portion of the Registrable Securities held by such requesting Investors so long as the public offering is anticipated to have an aggregate gross offering price to the public of at least $15,000,000; provided, however, that the provisions of this Section 3(a) shall not be available to the Investors if such Registrable Securities may be immediately registered on Form S-3 pursuant to a request made pursuant to the provisions of
Section 3(f) below. A registration will not count as a requested registration under this Section 3(a) until the registration statement relating to such registration has been declared effective by the Commission at the request of the requesting Investors.

          (B) SERIES B DEMAND REGISTRATION. At any time after the date that is six (6) months after an Initial Public Offering, on not more than one (1) occasion, Investors holding at least twenty-five percent (25%) of the Registrable Securities issued or issuable upon conversion of the Series B Preferred Stock may request that the Company register under the Securities Act all or a portion of the Registrable Securities held by such requesting Investors so long as the public offering is anticipated to have an aggregate gross offering price to the public of at least $15,000,000; provided, however, that the provisions of this Section 3(b) shall not be available to the Investors if such Registrable Securities may be immediately registered on Form S-3 pursuant to a request made pursuant to the provisions of Section 3(g) below. A registration will not count as a requested registration under this Section 3(b) until the registration statement relating to such registration has been declared effective by the Commission at the request of the requesting Investors.

          (C) SERIES C DEMAND REGISTRATION. At any time after the date that is six (6) months after an Initial Public Offering, on not more than one (1) occasion, Investors holding at least twenty-five percent (25%) of the Registrable Securities issued or issuable upon conversion of the Series C Preferred Stock may request that the Company register under the Securities Act all or a portion of the Registrable Securities held by such requesting Investors so long as the public offering is anticipated to have an aggregate gross offering price to the public of at least $15,000,000; provided, however, that the provisions of this Section 3(c) shall not be available to the Investors if such Registrable Securities may be immediately registered on Form S-3 pursuant to a request made pursuant to the provisions of Section 3(h) below. A registration will not count as a requested registration under this Section 3(c) until the registration statement relating to such registration has been declared effective by the Commission at the request of the requesting Investors.

          (D) SERIES D DEMAND REGISTRATION. At any time after the date that is six (6) months after an Initial Public Offering, on not more than one (1) occasion, Investors holding at


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

least twenty-five percent (25%) of the Registrable Securities issued or issuable upon conversion of the Series D Preferred Stock may request that the Company register under the Securities Act all or a portion of the Registrable Securities held by such requesting Investors so long as the public offering is anticipated to have an aggregate gross offering price to the public of at least $15,000,000; provided, however, that the provisions of this Section 3(d) shall not be available to the Investors if such Registrable Securities may be immediately registered on Form S-3 pursuant to a request made pursuant to the provisions of
Section 3(i) below. A registration will not count as a requested registration under this Section 3(d) until the registration statement relating to such registration has been declared effective by the Commission at the request of the requesting Investors.

          (E) BT DEMAND REGISTRATION. At any time after the date that is six (6) months after an Initial Public Offering, on not more than one (1) occasion, BT may request that the Company register under the Securities Act all or a portion of the Registrable Securities held by BT so long as the public offering is anticipated to have an aggregate gross offering price to the public of at least $15,000,000; provided, however, that the provisions of this Section 3(e) shall not be available to BT if such Registrable Securities may be immediately registered on Form S-3 pursuant to a request made pursuant to the provisions of
Section 3(j) below. A registration will not count as a requested registration under this Section 3(e) until the registration statement relating to such registration has been declared effective by the Commission at the request of BT.

          (F) SERIES A FORM S-3. After an Initial Public Offering, the Company shall use commercially reasonable efforts to qualify and remain qualified to register securities on Form S-3 (or any successor form) under the Securities Act. So long as the Company is qualified to register securities on Form S-3 (or any successor form), on not more than two (2) occasions during any given twelve
(12) month period, Investors holding at least twenty-five percent (25%) of the Registrable Securities issued or issuable upon conversion of the Series A Preferred Stock shall have the right to request registration on Form S-3 (or any successor form) for the Registrable Securities held by such requesting Investors so long as the public offering is anticipated to have a gross aggregate offering price to the public of at least $5,000,000. Such requests shall be in writing and shall state the number of shares of Registrable Securities to be registered and the intended method of disposition of such shares by such requesting Investors.

          (G) SERIES B FORM S-3. After an Initial Public Offering, the Company shall use commercially reasonable efforts to qualify and remain qualified to register securities on Form S-3 (or any successor form) under the Securities Act. So long as the Company is qualified to register securities on Form S-3 (or any successor form), on not more than two (2) occasions during any given twelve
(12) month period, Investors holding at least twenty-five percent (25%) of the Registrable Securities issued or issuable upon conversion of the Series B Preferred Stock shall have the right to request registration on Form S-3 (or any successor form) for the Registrable Securities held by such requesting Investors so long as the public offering is anticipated to have a gross aggregate offering price to the public of at least $5,000,000. Such requests shall be in writing and shall state the number of shares of Registrable Securities to be registered and the intended method of disposition of such shares by such requesting Investors.

          (H) SERIES C FORM S-3. After an Initial Public Offering, the Company shall


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

use commercially reasonable efforts to qualify and remain qualified to register securities on Form S-3 (or any successor form) under the Securities Act. So long as the Company is qualified to register securities on Form S-3 (or any successor form), on not more than two (2) occasions during any given twelve (12) month period, Investors holding at least twenty-five percent (25%) of the Registrable Securities issued or issuable upon conversion of the Series C Preferred Stock shall have the right to request registration on Form S-3 (or any successor form) for the Registrable Securities held by such requesting Investors so long as the public offering is anticipated to have a gross aggregate offering price to the public of at least $5,000,000. Such requests shall be in writing and shall state the number of shares of Registrable Securities to be registered and the intended method of disposition of such shares by such requesting Investors.

          (I) SERIES D FORM S-3. After an Initial Public Offering, the Company shall use commercially reasonable efforts to qualify and remain qualified to register securities on Form S-3 (or any successor form) under the Securities Act. So long as the Company is qualified to register securities on Form S-3 (or any successor form), on not more than two (2) occasions during any given twelve
(12) month period, Investors holding at least twenty-five percent (25%) of the Registrable Securities issued or issuable upon conversion of the Series D Preferred Stock shall have the right to request registration on Form S-3 (or any successor form) for the Registrable Securities held by such requesting Investors so long as the public offering is anticipated to have a gross aggregate offering price to the public of at least $5,000,000. Such requests shall be in writing and shall state the number of shares of Registrable Securities to be registered and the intended method of disposition of such shares by such requesting Investors.

          (J) BT FORM S-3. After an Initial Public Offering, the Company shall use commercially reasonable efforts to qualify and remain qualified to register securities on Form S-3 (or any successor form) under the Securities Act. So long as the Company is qualified to register securities on Form S-3 (or any successor form), on not more than two (2) occasions during any given twelve (12) month period, if BT holds at least twenty-five percent (25%) of the Registrable Securities purchased by BT pursuant to the Common Stock Purchase Agreement, BT shall have the right to request registration on Form S-3 (or any successor form) for all or a portion of the Registrable Securities held by BT so long as the public offering is anticipated to have a gross aggregate offering price to the public of at least $5,000,000. Such requests shall be in writing and shall state the number of shares of Registrable Securities to be registered and the intended method of disposition of such shares by BT.

          (K) REGISTRATION REQUIREMENTS. Following a request pursuant to Section 3(a), (b), (c), (d), (e), (f), (g), (h), (i) or (j) above, the Company will promptly notify all of the other Holders of Registrable Securities and such Holders of Registrable Securities shall then have 20 days to notify the Company of their desire to participate in the registration. Thereupon, the Company will use commercially reasonable efforts to include such Registrable Securities in the registration in accordance with the terms of this Section 3. If the request for registration contemplates an underwritten public offering, the Company shall state such in the written notice and in such event the right of any Person to participate in such registration shall be conditioned upon their participation in such underwritten public offering and the inclusion of their securities in the underwritten public offering to the extent provided herein.


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

          (L) UNDERWRITTEN OFFERING. If a requested registration involves an underwritten public offering and the managing underwriter of such offering determines in good faith that the number of securities sought to be offered should be limited due to market conditions, then the number of securities to be included in such registration and such underwritten public offering shall be reduced to a number deemed satisfactory by such managing underwriter, provided that the shares to be excluded shall be determined in the following sequence:
(i) first, securities held by any Persons not having any contractual, incidental "piggy back" registration rights to include such securities on the registration statement, (ii) second, securities held by any other Persons (other than the Holders) having contractual, incidental "piggy back" rights to include such securities in the registration statement pursuant to an Agreement which is not this agreement, (iii) third, Registrable Securities held by the Stockholders (based upon the respective holdings of securities by such Stockholders), (iv) fourth, Registrable Securities of Investors who did not make the original request for registration (based upon the respective holdings of securities by such Investors), and (v) fifth, Registrable Securities of Investors who requested such registration (based on the respective holdings of securities by all such Investors). With respect to a request for registration pursuant to
Section 3(a), (b), (c), (d), (e), (f), (g), (h), (i) or (j) which is for an underwritten public offering, the managing underwriter shall be chosen by the Company and shall be reasonably acceptable to the requesting Investors. If the managing underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company may include securities for its own account in such registration if the managing underwriter so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited; provided, however, that the number of shares of Registrable Securities of the Investors to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration.

          (M) POSTPONEMENT. The Company may postpone the filing of any registration statement required hereunder for a reasonable period of time, not to exceed one hundred twenty (120) days in the aggregate during any twelve-month period, if the Company furnishes to the Holders requesting registration a certificate signed by the Chairman of the Company's Board of Directors stating that the Board of Directors has determined reasonably and in good faith it would not be in the best interest of the Company or its stockholders for such registration to be effected at such time. The Company shall not be required to cause a registration statement requested pursuant to this Section 3 to become effective prior to one hundred eighty (180) days following the effective date of a registration statement on Form S-1 initiated by the Company for an initial public offering of its Common Stock; or ninety (90) days following the effective date of any other registration statement initiated by the Company; provided, however, that the Company shall use commercially reasonable efforts to achieve such effectiveness promptly following such period.

     4. BLACK-OUT PERIOD.

          (A) Following the effectiveness of a registration statement and filings with any state securities commissions, the Holders agree that they will not effect any sales of the Registrable Securities pursuant to a registration statement or any such filings at any time after they have received notice from the Company to suspend sales (i) as a result of the occurrence or


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

existence pending negotiations relating to, or consummation of, a transaction or the occurrence of an event that would require additional disclosure of material information by the Company in the registration statement, or (ii) so that the Company may correct or update the registration statement or such filing pursuant to Sections 3(a), (b), (c), (d), (e), (f), (g), (h), (i) or (j); provided that the Company shall not delay a request for registration more than twice in any twelve (12) month period and in each such instances for not more than ninety
(90) days. The Holders may recommence effecting sales of the Registrable Shares pursuant to the registration statement or such filings following further written notice to such effect from the Company, which notice shall be given by the company not later than five (5) business days after the conclusion of any such event.

          (B) Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(a), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus and, if so directed by the Company, such Holder shall deliver to the Company all copies other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when sellers of such Registrable Securities under such registration statement shall have received the copies of the supplemented or amended prospectus.

     5. FURTHER OBLIGATIONS OF THE COMPANY. Whenever the Company is required hereunder to register any Registrable Securities, it agrees that it shall also do the following:

          (A) Pay all expenses of such registrations and offerings (exclusive of underwriting discounts and commissions and fees and expenses of counsel for the Holders) in connection with any registrations pursuant to Sections 2 or 3 hereof;

          (B) Use commercially reasonable efforts to diligently prepare and file with the Commission a registration statement and such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the Holder or Holders have completed the distribution described in the registration statement relating thereto (but for no more than 180 days) and to comply with the provisions of the Securities Act with respect to the sale of securities covered by such registration statement for such period;

          (C) Furnish to each selling Holder such copies of each preliminary and final prospectus and such other documents as such Holder may reasonably request to facilitate the public offering of its Registrable Securities;

          (D) Enter into any reasonable underwriting agreement required by the proposed underwriter, if any, in such form and containing such terms as are customary; provided, however, that each Holder shall be required to make such representations or warranties as required by the managing underwriter;

          (E) Use commercially reasonable efforts to register or qualify the securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as any selling Holder may reasonably request; provided, that, the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to execute a general consent to service of process in effecting such registration or qualification unless the Company is already subject to service in such jurisdiction;

          (F) Immediately notify each selling Holder, at any time when a prospectus relating to his, her or its Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which such prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of any such selling Holder, prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

          (G) Cause all such Registrable Securities to be listed on each securities exchange or quotation system on which similar securities issued by the Company are then listed or quoted;

          (H) Make available to each selling Holder, any underwriter participating in any disposition pursuant to a registration statement, and any attorney, accountant or other agent or representative retained by any such selling Holder or underwriter (collectively, the "Inspectors"), all financial records and pertinent corporate documents, as shall be reasonably necessary to enable them to exercise their due diligence responsibility;

          (I) Otherwise use commercially reasonable efforts to comply with the securities laws of the United States and other applicable jurisdictions and all applicable rules and regulations of the Commission and comparable governmental agencies in other applicable jurisdictions and make generally available to its holders, in each case as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act;

          (J) Otherwise cooperate with the underwriter or underwriters, the Commission and other regulatory agencies and take all actions and execute and deliver or cause to be executed and delivered all documents necessary to effect the registration of any Registrable Securities hereunder; and

          (K) Use commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any.

     6. INDEMNIFICATION; CONTRIBUTION.

          (A) Incident to any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each underwriter, each Holder who offers or sells any such Registrable Securities in connection with such registration statement (including its partners (including partners of partners and stockholders of any such partners), and directors, officers, employees, representatives and agents of any of them (a "Selling Holder"), and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (a "Controlling Person"), from and against any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, as the same are incurred), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement (including any related preliminary or definitive prospectus, or any amendment or supplement to such registration statement or prospectus) or (ii) any omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; provided, however, that the Company will not be liable to the extent that such loss, claim, damage, expense or liability arises from and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by such underwriter, Selling Holder or Controlling Person expressly for use in such registration statement. With respect to such untrue statement or omission or alleged untrue statement or omission in the information furnished in writing to the Company by such Selling Holder expressly for use in such registration statement, such Selling Holder will indemnify and hold harmless each underwriter, the Company (including its directors, officers, employees, representatives and agents), each other Selling Holder (including its partners (including partners of partners and stockholders of such partners) and directors, officers, employees, representatives and agents of any of them, and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, expenses and liabilities, joint or several, to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise to the same extent provided in the immediately preceding sentence; provided, however, that the indemnity agreement of such Selling Holder contained in this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Selling Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity by a Selling Holder under this Section 6(a) exceed the net proceeds from the offering received by such Selling Holder.

          (B) If the indemnification provided for in Section 6(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party under this Section 6, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities in such proportion as is appropriate to reflect (i) the relative benefits received by the Company, the Selling Holders and the underwriters from the offering of the Registrable Securities and (ii) the relative fault of the Company, the Selling Holders and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Holders and the underwriters shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Selling Holders and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Company, the Selling Holders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Holders or the underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Selling Holder hereunder exceed the net proceeds from the offering received by such Selling Holder.

          (C) The amount paid by an indemnifying party or payable to an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 6 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, payable as the same are incurred. The indemnification and contribution provided for in this Section 6 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any officer, director, employee, agent or controlling person of the indemnified parties. No indemnifying party, in the defense of any such claim or litigation, shall enter into a consent of entry of any judgment or enter into a settlement without the consent of the indemnified party, which consent will not be unreasonably withheld.

     7. RULE 144 AND RULE 144A REQUIREMENT. In the event that the Company becomes subject to Section 13 or Section 15(d) of the Exchange Act, the Company shall use commercially reasonable efforts to take all action as may be required as a condition to the availability of Rule 144 or Rule 144A under the Securities Act (or any successor or similar exemptive rules hereafter in effect). The Company shall furnish to any Holder, within 15 days of a written request, a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 or Rule 144A or such successor rules.

     8. TRANSFERABILITY OF REGISTRATION RIGHTS. The registration rights set forth in this Agreement are transferable to any transferee of Registrable Securities who receives an aggregate of at least 100,000 shares of Registrable Securities. Each subsequent holder of Registrable Securities must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights granted pursuant to this Agreement.

     9. RIGHTS WHICH MAY BE GRANTED TO SUBSEQUENT INVESTORS. Other than transferees of Registrable Securities under Section 8 hereof, the Company shall not, without the prior written consent of Investors holding a majority of the outstanding Registrable Securities held by all Investors, grant any other registration rights to any third parties which are pari passu or senior to the rights of the Holders hereunder.

     10. MISCELLANEOUS.

          (A) AMENDMENTS. For the purposes of this Agreement and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. This Agreement may not be amended or modified or any provision hereof waived without the joint written consent of the Company and the holders of not less than a majority of the outstanding Registrable Securities; provided that any amendment to this Agreement which does not affect a party in the same fashion as the other parties hereto shall require the consent of such affected party.

          (B) NOTICES AND DEMANDS. Any notice or demand which, by any provision of this Agreement or any agreement, document or instrument executed pursuant hereto or thereto, except as otherwise provided therein, is required to be given shall be deemed to have been sufficiently given or served and received for all purposes when delivered by hand, telecopy, telex or other method of facsimile or five (5) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two (2) days after being sent by overnight delivery providing receipt of delivery, to the following addresses:

               (I) If to the Company, Virtusa Corporation 2000, West Park Drive, Westborough, MA 01581 or at such other address designated by the Company to the Investors in writing, with a copy to John J. Egan III, P.C., Goodwin Procter LLP, Exchange Place, Boston, Massachusetts 02109.

               (II) If to the Investors, at the mailing addresses as shown on the signature pages hereto, or at such other address designated by an Investor to the Company in writing, and, (i) if to Sigma or Focus, with a copy to Mark P. Tanoury, Esq., Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, CA 94306-2155, and (ii) if to Globespan, with a copy to William J. Schnoor, Jr., Esq., Goodwin Procter LLP, Exchange Place, Boston, Massachusetts 02109; and (iii) if to BT, with a copy to Toby S. Myerson, Esq., Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019.

               (III) If to the Stockholders, at the mailing addresses as shown on Exhibit A hereto.

          (C) REMEDIES; SEVERABILITY. It is specifically understood and agreed that any breach of the provisions of this Agreement by any person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law). Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

          (D) COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

          (E) EFFECT OF HEADING. The Section headings herein are for convenience only and shall not affect the construction hereof.

          (F) GOVERNING LAW. This Agreement shall be deemed a contract made under the laws of the State of Delaware and together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of the State of Delaware, without giving effect to its conflicts of laws principles.

          (G) JURISDICTION; WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, IN ACCORDANCE WITH, AND TO THE ADDRESSES SET FORTH ON THE SIGNATURE PAGE HERETO, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING, WHETHER AT LAW OR EQUITY, BROUGHT BY ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          (H) INTEGRATION. This Agreement, including the exhibits, documents and instruments referred to herein or therein, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. The Company and the parties hereto that are parties to the Original Agreement hereby agree that this Agreement replaces and supersedes the Original Agreement in its entirety and that the Original Agreement is hereafter null and void.

                            [SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Registration Rights Agreement as of the date first above written.

                                 COMPANY:

                                 VIRTUSA CORPORATION


                                 By: /s/ Krishan A. Canekeratne
                                     -------------------------------------------
                                     Name:  Krishan A. Canekeratne
                                     Title: Chairman and Chief Executive Officer

                                 Address:

                                 2000 West Park Drive
                                 Westborough,  MA  01581

                                 INVESTORS:

                                 SIGMA PARTNERS V, L.P.

                                 By:  Sigma Management V, L.L.C.
                                 Its: General Partner


                                 By: /s/ Robert E. Davoli
                                     -------------------------------------------
                                     Name:  Robert E. Davoli
                                     Title: Managing Director

                                 Address:
                                     1600 El Camino Real, Suite 280
                                     Menlo Park, CA 94025


                                 SIGMA ASSOCIATES V, L.P.

                                 By:  Sigma Management V, L.L.C.
                                 Its: General Partner


                                 By: /s/ Robert E. Davoli
                                     -------------------------------------------
                                     Name: Robert E. Davoli
                                     Title: Managing Director

                                 Address:
                                     1600 El Camino Real, Suite 280
                                     Menlo Park, CA 94025

                                 SIGMA INVESTORS V, L.P.

                                 By:  Sigma Management V, L.L.C.
                                 Its: General Partner


                                 By: /s/ Robert E. Davoli
                                     -------------------------------------------
                                     Name: Robert E. Davoli
                                     Title: Managing Director

                                 Address:
                                     1600 El Camino Real, Suite 280
                                     Menlo Park, CA 94025

                                 JAFCO AMERICA TECHNOLOGY FUND III, L.P.
                                 JAFCO AMERICA TECHNOLOGY CAYMAN FUND III, L.P. JAFCO USIT FUND III, L.P.
                                 JAFCO AMERICA TECHNOLOGY AFFILIATES
                                 FUND III, L.P.


                                 /s/ Andrew P. Goldfarb
                                 -----------------------------------------------
                                 By:    Andrew P. Goldfarb
                                 Title: Managing Member
                                        JAV Management Associates III, L.L.C.
                                        Its General Partner
                                        One Boston Place, Suite 2810
                                        Boston, MA 02108

                                 CHARLES RIVER PARTNERSHIP XI, LP

                                     By:  Charles River XI GP LP
                                          Its General Partner

                                          By: Charles River XI GP, LLC
                                              Its General Partner

                                          By: /s/ Izhar Armony
                                              ------------------------------
                                              Authorized Manager

                                 Address: 1000 Winter Street, Suite 3300
                                          Waltham, MA  02451

                                 CHARLES RIVER FRIENDS XI-A, LP

                                     By: Charles River XI GP, LLC
                                         Its General Partner

                                         By: /s/ Izhar Armony
                                             -----------------------------------
                                             Authorized Manager

                                 Address: 1000 Winter Street, Suite 3300
                                          Waltham, MA  02451

                                 CHARLES RIVER FRIENDS XI-B, LP

                                     By: Charles River XI GP, LLC
                                         Its General Partner

                                         By: /s/ Izhar Armony
                                             -----------------------------------
                                             Authorized Manager

                                 Address: 1000 Winter Street, Suite 3300
                                          Waltham, MA  02451

                                 THE STORAGENETWORKS LIQUIDATING TRUST

                                 By:
                                     -------------------------------------------
                                     Name:
                                     Title:

                                 BT AMERICAS INC.

                                 By: /s/ Kristen Venderame
                                     -------------------------------------------
                                     Name: Kristen Venderame
                                     Title: Secretary & Chief Counsel


                                 BBCP 104 LLC

                                 By:  Back Bay Venture 104 Nominee Trust


                                 By:
                                     -------------------------------------------
                                     Name:
                                     Title:


                                 -----------------------------------------------
                                 Jim Blaschke


                                 -----------------------------------------------
                                 Jeff Casale


                                 -----------------------------------------------
                                 Romani DeSilva


                                 -----------------------------------------------
                                 Mike Daunais

                                 /s/ Robert Davoli
                                 -----------------------------------------------
                                 Robert Davoli


                                 -----------------------------------------------
                                 Naren Durgampudi


                                 -----------------------------------------------
                                 William O. Flannery

                                 -----------------------------------------------
                                 Steven Levitt


                                 -----------------------------------------------
                                 James Matteson



                                 MWE INVESTORS


                                 By:
                                     -------------------------------------------
                                     Name:
                                     Title:


                                 -----------------------------------------------
                                 Paul Ratnayake


                                 -----------------------------------------------
                                 Glenn Snyder


                                 -----------------------------------------------
                                 John E. Steinkrauss


                                 -----------------------------------------------
                                 Ashokh Suppiah

                                 WASHINGTON MALL PARTNERS

                                 By:
                                     -------------------------------------------
                                     Name:
                                     Title:


                                 -----------------------------------------------
                                 Thilan Wijesinghe


                                 -----------------------------------------------
                                 Allyn C. Woodward, Jr.


                                 FOCUS VENTURES II, L.P.


                                 By: /s/ Kevin J. McQuillan
                                     -------------------------------------------
                                     Name:  Kevin J. McQuillan
                                     Title: General Partner

                                 Address:
                                     525 University Avenue
                                     Suite 1400
                                     Palo Alto, CA 94301


                                 FOCUS VENTURES II QP, L.P.


                                 By: /s/ Kevin J. McQuillan
                                     -------------------------------------------
                                     Name:  Kevin J. McQuillan
                                     Title: General Partner

                                 Address:
                                     525 University Avenue
                                     Suite 1400
                                     Palo Alto, CA 94301

                                 FOCUS VENTURES II A, L.P.


                                 By: /s/ Kevin J. McQuillan
                                     -------------------------------------------
                                     Name:  Kevin J. McQuillan
                                     Title: General Partner

                                 Address:
                                     525 University Avenue
                                     Suite 1400
                                     Palo Alto, CA 94301

                                 /s/ Rowland Moriarty
                                 -----------------------------------------------
                                 Rowland Moriarty


                                 Martin Trust 2006 GRAT

                                 By: /s/ Robert F. Wade
                                     -------------------------------------------
                                 Name:  Robert F. Wade
                                 Title: Trustee

                                 TNR Partnership

                                 By: /s/ Jane A. Maheu
                                     -------------------------------------------
                                 Name:  Jane A. Maheu
                                 Title: General Partner

                                 MANAGEMENT STOCKHOLDERS:

                                 By: /s/ Krishan A. Canekeratne
                                     -------------------------------------------
                                     Krishan A. Canekeratne

                                 Address:
                                     c/o Virtusa Corporation
                                     2000 West Park Drive
                                     Westborough, MA 01581



                                 By: /s/ Tushara Canekeratne
                                     -------------------------------------------
                                     Tushara Canekeratne

                                 Address:
                                     c/o Virtusa Corporation
                                     2000 West Park Drive
                                     Westborough, MA 01581



                                 By: /s/ Ranjan Canekeratne
                                     -------------------------------------------
                                     Ranjan Canekeratne

                                 Address:
                                     c/o Virtusa Corporation
                                     2000 West Park Drive
                                     Westborough, MA 01581



                                 By: /s/ Shireen Canekeratne
                                     -------------------------------------------
                                     Shireen Canekeratne

                                 Address:
                                     c/o Virtusa Corporation
                                     2000 West Park Drive
                                     Westborough, MA 01581

                                 By: /s/ John L. Gillis
                                     -------------------------------------------
                                     John L. Gillis

                                 Address:
                                     c/o Virtusa Corporation
                                     2000 West Park Drive
                                     Westborough, MA 01581

                                 By: /s/ Sandra L. Gillis
                                     -------------------------------------------
                                     Sandra L. Gillis

                                 Address:
                                     c/o Virtusa Corporation
                                     2000 West Park Drive
                                     Westborough, MA 01581